Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of $300,000,000 aggregate principal amount of Floating Rate Senior Notes due 2019, $300,000,000 aggregate principal amount of 2.450% Senior Notes due 2022, $425,000,000 aggregate principal amount of 3.150% Senior Notes due 2027, and $400,000,000 aggregate principal amount of 3.950% Senior Notes due 2047, pursuant to a Registration Statement on Form S-3 (File No. 333-200721) and the related prospectus supplement dated July 20, 2017 are estimated to be as follows:

SEC registration fee	$164,725
Accounting fees and expenses	$75,000
Legal fees and expenses	$400,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Printing and engraving expenses	$60,000
Rating Agency fees	$1,895,625
Trustee’s fees and expenses	$44,000

Total	$2,639,350